                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                              REMEC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                           NOTICE OF ANNUAL MEETING,
                         PROXY STATEMENT AND PROXY CARD

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 4, 1999

                                     [LOGO]

                                  May 5, 1999

To Our Shareholders:

    You are cordially invited to attend the 1999 Annual Meeting of Shareholders of REMEC, Inc. to be held at REMEC's offices located at 9404 Chesapeake Drive, San Diego, California, on Friday, June 4, 1999 at 4:00 p.m., Pacific time. Enclosed are a notice to shareholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting at the meeting.

    At the Annual Meeting, you will be asked to (i) elect nine directors of REMEC, (ii) approve an amendment to REMEC's Equity Incentive Plan to increase the number of the shares available for issuance by 1,625,000, (iii) approve an amendment to REMEC's Employee Stock Purchase Plan to increase the number of shares available for issuance by 600,000, and (iv) act on such other business as may properly come before the meeting or any adjournment thereof.

    It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                                   [SIGNATURE]

                                          Ronald E. Ragland
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL BE WITHDRAWN.

     9404 Chesapeake Drive  -  San Diego, CA 92123  -  Tel 619-560-1301  -  Fax
                                  619-560-0291

                                  REMEC, INC.
                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 4, 1999

                             ---------------------

TO THE SHAREHOLDERS OF REMEC, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of REMEC, Inc. will be held on Friday, June 4, 1999 at 4:00 p.m., Pacific time, at REMEC's principal executive offices located at 9404 Chesapeake Drive, San Diego, California, for the following purposes:

    1. To elect nine directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment to REMEC's Equity Incentive Plan to increase the number of shares available for issuance by 1,625,000.

    3. To approve an amendment to REMEC's Employee Stock Purchase Plan to increase the number of shares available for issuance by 600,000.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on April 16, 1999 are entitled to notice of and to vote at the meeting and any adjournments thereof.

    All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                                   [SIGNATURE]

                                          Ronald E. Ragland,
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

San Diego, California
May 5, 1999

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                  REMEC, INC.
                               ------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

    The enclosed Proxy is solicited on behalf of the Board of Directors of REMEC, Inc. for use at REMEC's Annual Meeting of Shareholders to be held Friday, June 4, 1999 at 4:00 p.m., Pacific time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at REMEC's principal executive offices located at 9404 Chesapeake Drive, San Diego, California, 92123. The telephone number at that address is (619) 560-1301.

    These proxy solicitation materials were mailed on or about May 5, 1999 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

    Shareholders of record at the close of business on April 16, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 23,221,216 shares of REMEC's Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

    Any proxy given in accordance with this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of REMEC a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

    Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

    Solicitation of proxies may be made by directors, officers and other employees of REMEC by personal interview, telephone, facsimile or other method. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by REMEC. REMEC may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    The Bylaws of REMEC provide for a Board consisting of not fewer than seven nor more than eleven directors, with the size of the Board set at nine as of the date of the Annual Meeting. Nine directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. All of the nominees named below are presently directors of REMEC. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

    The names of and certain other information regarding the nominees are set forth in the table below.

                                                                                                                 DIRECTOR
                NAME                      AGE                          POSITION WITH REMEC                         SINCE
------------------------------------      ---      -----------------------------------------------------------  -----------
Ronald E. Ragland...................          57   Chairman of the Board and Chief Executive Officer                  1983
Errol Ekaireb.......................          60   President, Chief Operating Officer and Director                    1985
Jack A. Giles.......................          57   Executive Vice President, President of REMEC Microwave,
                                                     Inc. and Director                                                1984
Joseph T. Lee.......................          44   Executive Vice President, President of Northern California
                                                     Operations and Director                                          1996
Denny Morgan........................          45   Senior Vice President, Chief Engineer and Director                 1983
Thomas A. Corcoran(2)(3)............          54   Director                                                           1996
William H. Gibbs(2)(3)..............          55   Director                                                           1996
Andre R. Horn(1)....................          70   Director                                                           1988
Jeffrey M. Nash(1)(2)(3)............          51   Director                                                           1988

------------------------------

(1) Current member of the Audit Committee.

(2) Current member of the Compensation Committee.

(3) Current member of the Nominating Committee.

    There is no family relationship between any of the directors or executive officers of REMEC.

    MR. RAGLAND was a founder of REMEC and has served as Chairman of the Board and Chief Executive Officer of REMEC since January 1983. Prior to joining REMEC, he was General Manager of KW Engineering and held program management positions with Ford Aerospace Communications Corp., E-Systems, Inc. and United Telecommunications, Inc. Mr. Ragland was a Captain in the United States Army and holds a B.S.E.E. degree from Missouri University at Rolla and an M.S.E.E. degree from St. Louis University.

    MR. EKAIREB has served as President and Chief Operating Officer of REMEC since 1990 and a director of REMEC since 1985. Mr. Ekaireb served as Vice President of REMEC from 1984 to 1987 and as Executive Vice President and Chief Operating Officer from 1987 to 1990. Prior to joining REMEC, he spent 23 years with Ford Aerospace Communications Corp. Mr. Ekaireb holds B.S.E.E. and B.S.M.E. degrees from West Coast University and has completed the University of California, Los Angeles Executive Program.

    MR. GILES joined REMEC in 1984. He was elected as a director in 1984, Vice President in 1985, Executive Vice President in 1987 and was elected President of REMEC Microwave in 1994. Prior to joining REMEC, he spent approximately 19 years with Texas Instruments in program management and marketing. Mr. Giles holds a B.S.M.E. degree from the University of Arkansas and is a graduate of Defense Systems Management College.

    MR. LEE has been a director and Executive Vice President of REMEC since September 1996 and was elected President of REMEC's Northern California Operations in December 1997. Prior to the acquisition of Magnum Microwave Corporation (now named REMEC Magnum, Inc.) by REMEC in August 1996, he was Chairman of the Board, President and Chief Executive Officer of Magnum Microwave. Mr. Lee holds a B.S.E.E. degree from the University of Michigan and M.S.E.E. and ENGINEER degrees from Stanford University and is a graduate of the AEA Stanford Executive Institute.

    MR. MORGAN was a founder of REMEC and has served as Senior Vice President, Chief Engineer and a director of REMEC since January 1983. Prior to joining REMEC, he worked with KW Engineering, Micromega, General Dynamics Corporation and Pacific Aerosystems, Inc. Mr. Morgan holds a B.S.E.E. degree from the Massachusetts Institute of Technology and was the Four Year Chancellor's Intern Fellowship Recipient at the University of California, Los Angeles.

    MR. CORCORAN has been a director of REMEC since May 1996. Mr. Corcoran has been the President and Chief Operating Officer of the Space and Strategic Missiles sector of Lockheed Martin Corporation since October 1998. From March 1995 to October 1998, Mr. Corcoran was the President and Chief Operating Officer of the Electronics sector of Lockheed Martin Corporation. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation, and from 1983 to 1993 he held various management positions with the Aerospace segment of General Electric Company. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of Trustees of Stevens Institute of Technology and the Board of Governors of the Electronic Industries Association and a Director of the U.S. Navy Submarine League.

    MR. GIBBS has been a director of REMEC since May 1996. Mr. Gibbs was the President and Chief Executive Officer of DH Technology, Inc. (now named Axiohm Transaction Solutions, Inc.) from November 1985 to January 1998 and its Chairman from February 1987 to October 1998 and has been a director of that company since February 1987. From August 1983 to November 1985, Mr. Gibbs held various positions, including those of President and Chief Operating Officer, with Computer and Communications Technology, a supplier of rigid disc magnetic recording heads to the peripheral equipment segment of the computer industry.

    MR. HORN has been a director of REMEC since 1988. Mr. Horn is the retired Chairman of the Board of Joy Manufacturing Company. From 1985 to 1991, Mr. Horn served as the Chairman of the Board of Needham & Company, Inc. He currently holds the honorary position of Chairman Emeritus of Needham & Company, Inc. Mr. Horn is a director of Western Digital Corporation, a computer equipment manufacturer, and Varco International, Inc., a manufacturer of petroleum industry equipment.

    DR. NASH has been a director of REMEC since 1988. From August 1995 to December 1998, Dr. Nash was the President, Chief Executive Officer and a director of TransTech Information Management Systems, Inc., an information technology services provider. From 1994 to 1995, Dr. Nash was Chairman, Chief Executive Officer and President of Digital Perceptions, Inc., and, from 1989 to 1994, was the Chief Executive Officer and President of Visqus as well as Conner Technology, Inc., both subsidiaries of Conner Peripherals, Inc. Dr. Nash is currently a director of Digital Perceptions, Inc., ViaSat, Inc., a manufacturer of satellite communication equipment, and Chairman of the Board of ESSCOR, Inc., a producer of power plant simulators for the electrical utility industry.

BOARD MEETINGS AND COMMITTEES

    The Board held a total of six meetings during the fiscal year ended January 31, 1999. No director attended fewer than 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. REMEC has a standing Audit Committee, Compensation Committee and Nominating Committee.

    The members of REMEC's Audit Committee currently are Mr. Horn and Dr. Nash. The principal functions of the Audit Committee are to recommend engagement of REMEC's independent auditors, to consult with REMEC's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting REMEC's operating results and to review REMEC's financial control procedures and personnel. The Audit Committee held two meetings during the fiscal year ended January 31, 1999.

    The members of the Compensation Committee currently are Mr. Corcoran, Mr. Gibbs and Dr. Nash. The Compensation Committee determines compensation and benefits for REMEC's executive officers and administers REMEC's equity incentive plans. The Compensation Committee held five meeting during the fiscal year ended January 31, 1999.

    The members of the Nominating Committee currently are Mr. Corcoran, Mr. Gibbs and Dr. Nash. The Nominating Committee reviews potential candidates for service on the Board. The Nominating Committee did not hold any meetings during the fiscal year ended January 31, 1999. All of the nominees for the election of directors presently are directors of REMEC and they were nominated for re-election by the Board.

COMPENSATION OF DIRECTORS

    REMEC's outside directors receive an annual retainer fee of $6,000 for serving on the Board of Directors, a fee of $1,500 for each Board meeting attended and a fee of $500 for each committee meeting attended plus reimbursement for their reasonable travel expenses in attending Board and committee meetings. Also, under REMEC's 1996 Nonemployee Director Stock Option Plan, each outside director receives (i) a one-time grant of an option to purchase 15,000 shares of REMEC's Common Stock upon the election of such person for the first time to serve as a director and (ii) an annual grant of an option to purchase 5,250 shares of Common Stock each year in which the director continues to serve on the Board.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following sets forth certain information regarding beneficial ownership of the Common Stock as of March 30, 1999 (i) by each person who is known by REMEC to own beneficially more than 5% of the Common Stock, (ii) by each of REMEC's directors and by each nominee to the Board, (iii) by the Chief Executive Officer and the four other most highly paid executive officers of REMEC at fiscal year end (the "Named Executive Officers") and (iv) by all directors and executive officers as a group.

                                                                             NUMBER OF SHARES    PERCENTAGE OF SHARES
                                                                               BENEFICIALLY          BENEFICIALLY
BENEFICIAL OWNER                                                                 OWNED(1)             OWNED(1)(2)
-------------------------------------------------------------------------  --------------------  ---------------------
Dawson Samberg Capital Management, Inc.(3)...............................         2,049,500                  8.8%
FMR Corp.(4).............................................................         1,491,850                  6.4
Ronald E. Ragland(5).....................................................           984,019                  4.2
Errol Ekaireb(6).........................................................           180,827                *
Jack A. Giles(7).........................................................           255,522                  1.1
Joseph T. Lee(8).........................................................           431,297                  1.9
Denny Morgan(9)..........................................................           343,603                  1.5
James Mongillo(10).......................................................           197,681                *
Thomas A. Corcoran(11)...................................................            27,975                *
William H. Gibbs(12).....................................................            19,725                *
Andre R. Horn(13)........................................................            19,981                *
Jeffrey M. Nash(14)......................................................            41,931                *
All directors and executive officers as a group (18 persons)(15).........         3,605,405                 15.1%

------------------------------

*   Less than 1% of the outstanding shares of Common Stock.

(1) This table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders identified in this table has sole voting and investment power with respect to the shares shown. Percentage of ownership is based on 23,191,141 shares of Common Stock outstanding as of March 30, 1999.

(2) Shares issuable upon exercise of outstanding options are considered outstanding for purposes of calculating the percentage of ownership of Common Stock of the person holding such options, but are not considered outstanding for computing the percentage of ownership of any other person.

(3) The address of Dawson Samberg Capital Management, Inc. is 354 Pequot Avenue, Southport, Connecticut 06490.

(4) The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts
    02109.

(5) Includes 141,400 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999, 20,500 shares held by Mr. Ragland's minor children and 3,750 shares held by Mr. Ragland's spouse.

(6) Includes 63,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999 and 10,000 shares held by Mr. Ekaireb's spouse.

(7) Includes 46,750 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999 and 11,625 shares held by Mr. Giles' spouse.

(8) Includes 36,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999.

(9) Includes 35,400 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999. All shares beneficially owned by Mr. Morgan are held in the Morgan Trust, of which Mr. Morgan and his spouse act as co-trustees.

(10) Includes 7,500 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999. All shares beneficially owned by Mr. Mongillo are held in the Mongillo Family Trust, of which Mr. Mongillo and his spouse act as co-trustees.

(11) Includes 19,725 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999.

(12) Consists of 19,725 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999.

(13) Includes 9,975 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999.

(14) Includes 9,975 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999.

(15) Includes 649,990 shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 30, 1999.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the total compensation received by the Chief Executive Officer and the four other most highly paid executive officers of REMEC for the fiscal years ended January 31, 1999, 1998 and 1997 (the "Named Executive Officers"). None of the Named Executive Officers earned any bonuses or compensation for the fiscal years other than as set forth in the table or received any restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

                           SUMMARY COMPENSATION TABLE

                                                                                ANNUAL COMPENSATION
                                                                               ----------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                                       FISCAL YEAR  SALARY($)(1) BONUS($)    COMPENSATION($)
----------------------------------------------------------------  -----------  -----------  ---------  -----------------
Ronald E. Ragland ..............................................        1999      346,667     100,000         14,440(2)
 Chairman and Chief Executive Officer                                   1998      320,000     138,980         35,881(3)
                                                                        1997      295,000      86,750         16,809(4)
Errol Ekaireb ..................................................        1999      288,333      80,000         14,055(5)
 President and Chief Operating Officer                                  1998      254,997     138,980         12,300(6)
                                                                        1997      231,833      86,750         18,904(7)
Jack A. Giles ..................................................        1999      249,333      65,000         13,245(8)
 Executive Vice President                                               1998      230,667     138,980         82,293(9)
                                                                        1997      213,333      86,750         14,839(10)
Joseph T. Lee ..................................................        1999      225,000      55,000         11,420(11)
 Executive Vice President                                               1998      210,001     138,980          9,400(12)
                                                                        1997      192,308      86,750         11,046(13)
James Mongillo(14) .............................................        1999      213,872      16,000          9,300(15)
 Senior Vice President                                                  1998      183,333      30,000             --

------------------------------

(1) Includes amounts deferred at the option of the officer pursuant to REMEC's deferred compensation plan for employee directors.

(2) Consists of $9,000 in the form of an automobile allowance, a $300 contribution to the REMEC 401(k) plan and $5,140 in life insurance premiums.

(3) Consists of $9,000 in the form of an automobile allowance, a $400 contribution to the REMEC 401(k) plan and $26,481 from the exercise of stock options (the difference between the fair market value on the date of exercise and the exercise price multiplied by the option shares exercised).

(4) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $400 contribution to the REMEC 401(k) plan and $7,409 in life insurance premiums.

(5) Consists of $9,000 in the form of an automobile allowance, a $300 contribution to the REMEC 401(k) plan and $4,755 in life insurance premiums.

(6) Consists of $9,000 in the form of an automobile allowance, a $400 contribution to the REMEC 401(k) plan and $2,900 in life insurance premiums.

(7) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $400 contribution to the REMEC 401(k) plan and $9,504 in life insurance premiums.

(8) Consists of $9,000 in the form of an automobile allowance, a $300 contribution to the REMEC 401(k) plan and $3,945 in life insurance premiums.

(9) Consists of $9,000 in the form of an automobile allowance, a $400 contribution to the REMEC 401(k) plan, $3,410 in life insurance premiums and $69,473 from the exercise of stock options (the difference between the fair market value on the date of exercise and the exercise price multiplied by the number of option shares exercised).

(10) Consists of $9,000 in the form of an automobile allowance, a $400 contribution to the REMEC 401(k) plan and $5,439 in life insurance premiums.

(11) Consists of $9,000 in the form of an automobile allowance, a $300 contribution to the REMEC 402(k) plan and $2,120 in life insurance premiums.

(12) Consists of $9,000 in the form of an automobile allowance and a $400 contribution to the REMEC 401(k) plan.

(13) Consists of compensation in the form of an automobile allowance in the amount of $7,616, $1,965 in contributions to the REMEC and Magnum Microwave 401(k) plans and $1,465 in life insurance premiums.

(14) Compensation amounts shown are those paid by REMEC (or its subsidiary) after Mr. Mongillo became employed by REMEC following its acquisition of Radian Technology, Inc. in February 1997.

(15) Consists of $9,000 in the form of an automobile allowance and a $300 contribution to the REMEC 401(k) plan.

    OPTION GRANT TABLE. The following table sets forth certain information relating to options to purchase shares of REMEC's Common Stock granted to the Named Executive Officers granted during the fiscal year ended January 31, 1999.

                          OPTION GRANTS IN FISCAL 1999

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                            NUMBER OF       PERCENT OF TOTAL                                PRICE APPRECIATION FOR
                           SECURITIES        OPTIONS GRANTED    EXERCISE OR                     OPTION TERM(2)
                       UNDERLYING OPTIONS    TO EMPLOYEES IN    BASE PRICE    EXPIRATION   ------------------------
NAME                       GRANTED (#)         FISCAL YEAR     PER SHARE(1)      DATE          5%          10%
---------------------  -------------------  -----------------  -------------  -----------  ----------  ------------
Ronald E. Ragland....          80,000                7.01%       $  10.875      06/12/07   $  479,656  $  1,181,414
Errol Ekaireb........          50,000                4.38           10.875      06/12/07      299,785       738,384
Jack A. Giles........          25,000                2.19           10.875      06/12/07      149,892       369,192
Joseph T. Lee........          25,000                2.19           10.875      06/12/07      149,892       369,192
James Mongillo.......          18,000                1.58           27.375      04/07/07      271,667       669,129
                                5,400                0.47            9.688      06/01/07       28,843        71,041

------------------------------

(1) Options were granted at 100% of fair market value on the date of grant.

(2) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock appreciation of 5% and 10%, the two assumed rates of stock price appreciation required under the rules of the Securities and Exchange Commission. The calculations are for the period beginning on the date of grant of the fiscal 1999 option awards (Messrs. Ragland, Ekaireb, Giles and Lee--June 12, 1998; and Mr. Mongillo--April 7, 1998 for 18,000 share option and June 1, 1998 for 5,400 share option) and ending on the date of expiration of such options (Messrs. Ragland, Ekaireb, Giles and Lee-- June 12, 2007; and Mr. Mongillo--April 7, 2007 for the 18,000 share option and June 1, 2007 for the 5,400 share option). Based on the assumed annual rates of stock price appreciation of 5% and 10%, REMEC's projected stock price at the dates of expiration of these options are as follows: $16.87 and $25.64, respectively, on the expiration date of options of Messrs. Ragland, Ekaireb, Giles and Morgan (June 12,
    2007); and $42.47 and $64.55, respectively, on the expiration date of Mr. Mongillo's 18,000 share option (April 7, 2007) and $15.03 and $22.84, respectively, on the expiration date of Mr. Mongillo's 5,400 share option (June 1, 2007). These assumed annual rates of stock price appreciation are not intended to forecast future appreciation of REMEC's stock price. Indeed, REMEC's stock price may increase or decrease in value over the time period set forth above. The potential realizable value computation also does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

    The 5% and 10% assumed rates of stock price appreciation used to calculate potential gains to optionees are provided pursuant to the rules of the Securities and Exchange Commission.

    OPTION EXERCISE TABLE. The following table sets forth certain information relating to options to purchase REMEC's Common Stock exercised by the Named Executive Officers during the fiscal year ended January 31, 1999.

                       OPTION VALUES AT JANUARY 31, 1999

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                   SHARES                      OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                                 ACQUIRED ON     VALUE            YEAR-END(#)           AT FISCAL YEAR-END(1)($)
                                  EXERCISE     REALIZED    --------------------------  --------------------------
NAME                                 (#)          ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Ronald E. Ragland..............          --           --       96,400        209,000    $ 357,369    $   996,252
Errol Ekaireb..................          --           --       45,000        110,000      256,500        627,250
Jack A. Giles..................          --           --       28,750         69,250      166,250        399,125
Joseph T. Lee..................          --           --       36,000         64,000      267,751        406,626
James Mongillo.................          --           --        6,000         27,400           --         55,685

------------------------------

(1) Calculated on the basis of the closing price of REMEC's Common Stock on the Nasdaq National Market on January 29, 1999 ($20.00 per share).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee is comprised of three independent nonemployee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy, based upon the business needs of REMEC and consistent with shareholders' interests, to administer REMEC's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to make appropriate recommendations concerning matters of compensation.

    COMPENSATION PHILOSOPHY. The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable REMEC to attract, retain and reward capable executives who can contribute to the continued success of REMEC. Three key goals form the basis of compensation decisions for all employees of REMEC:

1. To attract and retain the most highly qualified management and employee team;

2. To pay competitively compared to similar technology and defense electronics companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace; and

3. To motivate executives and employees to achieve REMEC's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

    As a result of this philosophy, REMEC's executive compensation program consists of base salary, bonuses, participation in equity-based incentive plans (stock option and stock purchase plans) and standard benefits.

    BASE SALARY. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with technology and defense electronics companies in comparable stages of development and other comparable technology companies in the San Diego area. For external marketplace comparison purposes, a group of approximately 15 companies operating in our industry are utilized for determining competitive compensation levels. Also, the Compensation Committee reviewed compensation information presented in the April 1998 Executive Compensation Survey for Electronics, Software and Information Technology Companies prepared by the American Electronics Association.

    Base salary represents the fixed component of the executive compensation program. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar technology and defense electronics companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry's annual competitive pay practice movement.

    BONUSES AND STOCK PLANS. REMEC's bonus program is an integral part of the compensation program and is designed to reward executives for long-term strategic management and for attaining specific annual performance goals. Each year a portion of REMEC's pre-tax profits comprise the bonus "pool," and the Compensation Committee determines the bonus amount for the Chief Executive Officer, the President and the Executive Vice Presidents of REMEC, based on both attainment by those officers of specific goals, and on overall corporate performance. The Chief Executive Officer, President and Executive Vice Presidents determine the bonus amount for the other executive officers and for all other salaried employees, based on the same criteria. Executive officers of REMEC are eligible to receive awards under the Equity Incentive Plan, and all executive officers are eligible to participate in the Employee Stock Purchase Plan.

    COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. In the fiscal year ended January 31, 1999, Ronald Ragland was paid a salary of $346,667 and a bonus of $100,000. Mr. Ragland also received an automobile allowance of $9,000, a $300 contribution to REMEC 401(k) plan and $5,140 in life insurance premiums. The total compensation paid to Mr. Ragland in the fiscal year ended January 31, 1999 is approximately the industry median for chief executive officers of the competitive industry comparative group.

    SUMMARY. The Compensation Committee believes that the compensation of executives by REMEC is appropriate and competitive with the compensation provided by other technology and defense electronics companies with which REMEC competes for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to shareholder returns and linked to the achievement of annual and longer-term financial and operational results of REMEC on behalf of REMEC's shareholders.

    The Compensation Committee of the Board of Directors:

    - Thomas A. Corcoran

    - William H. Gibbs

    - Jeffrey M. Nash

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended January 31, 1999, no executive officer of REMEC served on the board of directors or compensation committee of another company that had an executive officer serve on REMEC's Board of Directors or Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires REMEC's directors and executive officers, and persons who own more than 10% of a registered class of REMEC's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and 10% shareholders are also required by Securities and Exchange Commission rules to furnish REMEC with copies of all Section 16(a) forms that they file. To REMEC's knowledge, based solely upon review of the copies of such reports and certain representations furnished to it, REMEC's executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended January 31, 1999, except that Mr. Keith Butler (President of REMEC's subsidiary, Verified Technical Corporation) filed one report late, and Mr. Butler, Mr. Harold Kries (President of REMEC's subsidiary, Humphrey, Inc.), Mr. Jon Opalski (Senior Vice President, Marketing and Strategic Planning), and Mr. Justin Miller (Vice President and President of REMEC's subsidiaries, REMEC Canada, Inc. and Nanowave Technologies, Inc.) each reported one transaction late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Tao Chow, Senior Vice President of REMEC and President and director of REMEC's wholly owned subsidiary, C&S Hybrid, (i) owns approximately 30% of the outstanding shares of Excelics Semiconductor, Inc., a supplier to C&S Hybrid,
(ii) owns approximately 45% of the outstanding shares and is a director and the President and the Chief Financial Officer of Custom Micro Machining, Inc., a supplier of machine parts to C&S Hybrid, and (iii) owns approximately 33% of the outstanding shares and is a director of Applied Thin-Film Products, a supplier of circuits of circuits to C&S Hybrid. REMEC paid approximately $1.1 million to these suppliers in fiscal 1999 for certain components on terms REMEC believes are no less favorable than could be obtained with suppliers that did not have a relationship with REMEC or its management.

                               PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total shareholder return on REMEC's Common Stock with the cumulative total return on the Nasdaq Stock Market U.S. Index and the Nasdaq Electronic Components Index since REMEC's initial public offering through January 31, 1999, assuming $100 invested in REMEC's Common Stock at its closing price of $8.50 per share on February 2, 1996 (the date trading in REMEC's stock began) and the reinvestment of all dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            REMEC, INC.   NASDAQ STOCK MARKET U.S. INDEX  NASDAQ ELECTRONIC COMPONENTS INDEX
2/2/96               100                             100                                  100
8/2/96               171                             106                                  113
1/31/97              306                             130                                  199
8/1/97               551                             150                                  230
1/31/98              454                             153                                  195
7/31/98              173                             176                                  194
1/29/99              365                             240                                  316

                                                                                     MEASUREMENT PERIOD
                                                        ----------------------------------------------------------------------------
                                                          2/2/96       8/2/96       1/31/97      8/1/97       1/30/98      7/31/98
                                                        -----------  -----------  -----------  -----------  -----------  -----------
REMEC, Inc............................................         100          171          306          551          454          135
Nasdaq Electronic Components Index....................         100          113          199          230          195          194
Nasdaq Stock Market U.S. Index........................         100          106          130          150          153          176


                                                          1/29/99
                                                        -----------
REMEC, Inc............................................         353
Nasdaq Electronic Components Index....................         316
Nasdaq Stock Market U.S. Index........................         240

                                  PROPOSAL TWO
                 APPROVAL OF AMENDMENT TO EQUITY INCENTIVE PLAN

BACKGROUND

    The Equity Incentive Plan (the "Incentive Plan") originally covering 750,000 shares, was adopted by the Board of Directors in November 1995 and approved by shareholders in January 1996. An amendment to the Incentive Plan to increase the authorized number of shares under the Plan to a total of 2,250,000 was approved by the Board of Directors in February 1997 and by the shareholders in June 1997. The authorized number of shares under the Incentive Plan increased to a total of 3,375,000 shares on account of a three-for-two stock split effected on June 27, 1997. In March 1999, the Board of Directors approved an amendment to the Incentive Plan, subject to shareholder approval, to increase the authorized number of shares by 1,625,000 to a total of 5,000,000. The purpose of this proposal is to obtain shareholder approval of the amendment to the Incentive Plan increasing the authorized number of shares.

    The Incentive Plan is intended to strengthen REMEC by providing selected employees, consultants and directors of REMEC and its subsidiaries and affiliates an opportunity to participate in REMEC's future by offering them an opportunity to acquire stock in REMEC so as to retain, attract and motivate them. Administration of the Incentive Plan may be either by the Board or a committee of the Board (in either case, the "Committee"). The Committee may select key employees, including executive officers, consultants and directors to receive awards under the Incentive Plan and has broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to REMEC.

    As of March 30, 1999, options to purchase 2,406,721 shares of REMEC's Common Stock were outstanding under the Incentive Plan and an additional 827,085 shares remained available for issuance under the Incentive Plan (before taking into account the proposed amendment to increase the authorized number of shares by 1,625,000). Option grants are a critical component of REMEC's employee compensation structure, and are especially important in attracting and retaining qualified employees at a time when REMEC is experiencing rapid growth. Since the Incentive Plan was originally approved by the Board of Directors in November 1995, the number of REMEC employees has grown by approximately 177% to a total of approximately 2,020 employees company-wide.

    Most of this growth in number of employees has been as a result of acquisitions of other companies by REMEC. Since adoption of the Incentive Plan, REMEC has completed the acquisition of the following nine companies:

    - RF Microsystems, a satellite communications engineering company

    - Magnum Microwave Corporation, a supplier of oscillators and mixers

    - Radian Technology, Inc., a producer of microwave components (primarily synthesizers, receivers, oscillators and filters) to the defense market

    - Verified Technical Corporation, a producer of high quality surface mount manufacturing assemblies

    - C&S Hybrid, Inc. a manufacturer of transmitter and receiver hardware assemblies

    - Q-bit Corporation a manufacturer of amplifier based microwave components and multi-function modules

    - Nanowave Technologies, a manufacturer of amplifier based microwave and millimeter wave components and multi-function modules

    - Smartwaves International, a manufacturer of radio frequency, microwave and millimeter wave antennas

    - Wacom Products, Inc., a manufacturer of commercial radio frequency filters for specialized communications applications.

    Further, in April 1999, REMEC, through its financial advisor Quartz Capital Limited, made an offer to purchase all of the issued share capital of Airtech plc, a United Kingdom-based manufacturer of coverage enhancement products for wireless mobile communications networks. In addition, in April 1999, REMEC signed a letter of intent to acquire STM Wireless, Inc., a manufacturer of satellite communications infrastructure products. Airtech and STM Wireless collectively have a total of approximately 300 employees. These acquisitions are subject to a number of contingencies and no assurances can be given that they will be completed.

    One critical element of REMEC's growth strategy is to continue to pursue acquisitions to augment MFM technology by acquiring specialized component firms and to take advantage of opportunities to consolidate smaller niche companies in a currently fragmented microwave equipment industry. Management believes that acquisition candidates are attracted to REMEC, in part, because REMEC generally desires to retain key executives and technology personnel and provide equity incentives for such executives and personnel in the form of awards under the Incentive Plan and participation in the Employee Stock Purchase Plan. Also, management believes that the availability of shares under the Incentive Plan will help facilitate the acquisition of a target company that already has outstanding options under its own stock option plan.

    Without approval of the amendment to the Incentive Plan increasing the authorized number of shares by 1,625,000 shares, REMEC would be:

    - unable to make future option grants to employees beyond the level of shares currently authorized

    - disadvantaged in its recruitment and retention of employees

    - less attractive to acquisition targets and their key executives and technology personnel that REMEC desires to acquire in implementing its growth strategy.

DESCRIPTION OF PLAN

    GENERAL. Awards may be granted in the form of stock options ("Options"), restricted stock ("Restricted Stock"), stock purchase rights ("Stock Purchase Rights") or performance shares ("Performance Shares"). Any award may be granted either alone or in addition to other awards granted under the Incentive Plan. The Committee may condition the grant of the award upon the attainment of specified Company, group or division performance goals or other criteria, which need not be the same for all participants. No award may be granted under the Incentive Plan on or after November 28, 2005, but outstanding awards may extend beyond that date.

    OPTIONS. Options granted under the Incentive Plan may be incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("Non-Qualified Options"). The exercise price of Incentive Stock Options may not be less than the fair market value of the shares subject to the option on the date of grant. The exercise price of Non-Qualified Options must be at least 85% of the fair market value of the shares subject to the option on the date of grant. The term of any Incentive Stock Option granted under the plan may not exceed ten years and the term of any Non-Qualified Option may not exceed 15 years. Certain other limitations are also applicable to Incentive Stock Options in order to take advantage of the favorable tax treatment that may be available for Incentive Stock Options.

    RESTRICTED STOCK. Restricted Stock awards consist of non-transferable shares of Common Stock of REMEC. The Committee may provide for the lapse of the transfer restrictions over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

    STOCK PURCHASE RIGHTS. Stock Purchase Rights consist of a grant to purchase Common Stock of REMEC at a purchase price of not less than 85% of the fair market value of the Common Stock on the grant date. Stock Purchase Rights are generally exercisable for a period of up to 30 days after the grant date.

    PERFORMANCE SHARES. Performance Shares are shares of Common Stock issuable upon the attainment of performance criteria. At the time of a grant the Committee will determine the number of shares of Common Stock to be awarded at the end of the performance period if and to the extent that the specified performance targets are met. The consideration payable by a participant with respect to a Performance Share award will be determined by the Committee but may not exceed 50% of the fair market value of the Common Stock on the date of grant. The Committee will determine the performance period, which must be at least one year and not more than six years, the performance objectives to be used in granting the awards and the extent to which awards have been earned. Performance periods may overlap, and participants may be awarded Performance Shares having different performance criteria. Performance Share awards may be payable in cash or stock, at the discretion of the Committee, and may bear interest or earn dividends.

    OTHER PROVISIONS. The consideration payable for, upon exercise of, or for tax payable in connection with, an award may be paid in cash or by delivery of other property, including securities of REMEC, as authorized by the Committee. REMEC will not receive any consideration upon the grant of any awards. An award generally may be exercised at any time within three months after a participant's employment by, or consulting relationship with, REMEC terminates (but only to the extent the award is exercisable or payable at the time of termination). If termination is due to the participant's death, retirement or disability, the award may be exercised for one year thereafter. Shares issued under an award may be subject to a right of repurchase by REMEC. An award is not assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

    The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan.

    The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, to the extent required for the Incentive Plan to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Incentive Plan to comply with Section 422 of the Code, the shareholders of REMEC must approve any amendment, alteration or discontinuance of the Incentive Plan that would:

    - increase the total number of shares reserved under the Incentive Plan

    - change the minimum price terms for Option exercise

    - change the class of employees and consultants eligible to participate in the Incentive Plan

    - extend the maximum option exercise period

    - materially increase the benefits accruing to participants under the Incentive Plan.

    The Incentive Plan will constitute an unfunded plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the Incentive Plan to deliver stock or make payments.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. Incentive Stock Options are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. Incentive Stock Options may be granted only to employees of REMEC (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an Incentive Stock Option. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

    If an optionee holds the shares purchased under an Incentive Stock Option for at least two years from the date the Incentive Stock Option was granted and for at least one year from the date the Incentive Stock Option was exercised, any gain from a sale of the shares other than to REMEC is taxable as long-term capital gain. Under these circumstances, REMEC would not be entitled to a tax deduction at the time the Incentive Stock Option is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an Incentive Stock Option before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the Incentive Stock Option is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, and REMEC is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify REMEC immediately prior to making a Disqualifying Disposition. If stock is sold to REMEC rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to REMEC will constitute a redemption of such shares which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long- or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

    If an optionee tenders shares of REMEC's Common Stock (other than certain "statutory option stock," described below, surrendered in a disqualifying disposition) in payment of the exercise price of an Incentive Stock Option, any appreciation (or diminution) in value of the surrendered shares is not then taxable. Instead, shares acquired upon exercise which are equal in value to the fair market value of the surrendered shares take as their basis and holding period for capital gain or loss purposes the basis and holding period that the optionee had in the surrendered shares, but otherwise are treated as newly acquired under the option (E.G., for purposes of the disqualifying disposition holding periods described above). Additional shares acquired by exercise of the option are treated as newly acquired and take a zero basis. In the event of a disqualifying disposition, shares with the lowest basis are deemed disposed of first.

    If "statutory option stock" (I.E., shares acquired by exercise of an Incentive Stock Option) is tendered as all or part of the exercise price of an Incentive Stock Option before the applicable disqualifying disposition holding periods have expired, then the surrendered stock is treated as sold in a "disqualifying disposition" on the date of the surrender.

    NONQUALIFIED STOCK OPTIONS. An optionee is not taxable upon the award of a Non-Qualified Option. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the Non-Qualified Option and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of the lapse. Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by REMEC, and REMEC receives a corresponding income tax deduction.

    Upon sale, other than to REMEC, of shares acquired under a Non-Qualified Option, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to REMEC, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to REMEC will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

    If an optionee tenders stock to pay all or part of the exercise price of a Non-Qualified Option, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired pursuant to the exercise of the Non-Qualified Options with the consequences described above.

    If the surrendered shares are statutory option stock described above, with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for them should remain subject to the federal income tax rules governing the surrendered shares.

    RESTRICTED STOCK. Upon receipt of Restricted Stock, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the "spread"). However, if the Common Stock is subject to a "substantial risk of forfeiture" (described under "Incentive Stock Options," above) and the recipient does not make a Section 83(b) Election, the recipient will have taxable income upon lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and REMEC receives a corresponding income tax deduction. The consequences upon sale or disposition of Restricted Stock generally are the same as for Common Stock acquired under a Non-Qualified Option (see above).

    PERFORMANCE SHARES. Receipt of an award of Performance Shares will generally be treated for tax purposes in the same manner as an award of Restricted Stock, (I.E., as receipt of property subject to restrictions).

    STOCK PURCHASE RIGHTS. The tax treatment of Stock Purchase Rights is identical to that of Non-Qualified Options, as described above.

    PLAN BENEFITS. The following table shows the number of options granted to the Named Executive Officers and certain groups under the Incentive Plan during the fiscal year ended January 31, 1999.

                                 PLAN BENEFITS
                             EQUITY INCENTIVE PLAN

                                                                                     NUMBER OF
                                NAME AND POSITION                                   OPTIONS(1)
----------------------------------------------------------------------------------  -----------
Ronald E. Ragland.................................................................      80,000
Chairman and Chief Executive Officer

Errol Ekaireb.....................................................................      50,000
President and Chief Operating Officer

Jack A. Giles.....................................................................      25,000
Executive Vice President

Joseph T. Lee.....................................................................      25,000
Executive Vice President

James Mongillo....................................................................      23,400
Senior Vice President

Executive Officers as a Group (18 persons)........................................     366,760

Non-Executive Director Group(2)...................................................           0

Non-Executive Officer Employee Group..............................................     774,360

------------------------

(1) All options granted at fair market value as of date of grant.

(2) Members of the Board of Directors are ineligible to participate in the Incentive Plan, unless they are also employees of REMEC.

PROPOSAL

    At the Annual Meeting, REMEC's shareholders will be asked to approve the amendment to the Incentive Plan to increase the number of shares available for issuance by 1,625,000.

REQUIRED VOTE

    Approval of the amendment to the Equity Incentive Plan requires the affirmative vote of the majority of the votes cast at a duly held shareholders' meeting to which a quorum of the voting power is represented.

RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE
                     AMENDMENT TO THE EQUITY INCENTIVE PLAN

                                 PROPOSAL THREE
             APPROVAL OF AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

    The Employee Stock Purchase Plan (the "Purchase Plan"), originally covering 250,000 shares, was adopted by the Board of Directors in November 1995 and approved by shareholders in January 1996. An amendment to the Purchase Plan to increase the number of shares available for issuance under the plan to a total of 800,000 was approved by the Board of Directors in February 1997 and by shareholders in June 1997. The authorized number of shares under the Purchase Plan increased to a total of 1,200,000 shares on account of a three-for-two stock split effected on June 27, 1997. Subject to shareholder approval, in April 1999, the Board of Directors approved an amendment to the Purchase Plan to increase the authorized number of shares by 600,000 to a total of 1,800,000 shares. The purpose of this proposal is to obtain shareholder approval of the amendments to the Purchase Plan increasing the authorized number of shares.

    The Purchase Plan permits employees to purchase REMEC's Common Stock at a discounted price. The Purchase Plan is designed to encourage and assist a broad spectrum of employees of REMEC to acquire an equity interest in REMEC through the purchase of Common Stock. It is also intended to provide to employees participating in the Purchase Plan the tax benefits available under Section 421 of the Code. As of March 30, 1999, 735,760 shares had been purchased under the Purchase Plan by participants and an additional 464,240 shares were available for issuance under the Purchase Plan (before taking into account the proposed amendment to increase the authorized number of shares by 600,000). Management currently believes that the 1,800,000 shares authorized under the amended Purchase Plan will be sufficient for all stock purchases under the plan for approximately two years.

DESCRIPTION OF PLAN

    All employees, including executive officers and directors who are employees, customarily employed more than 20 hours per week and more than five months per year by REMEC are eligible to participate in the Purchase Plan on the first enrollment date following employment. However, employees who hold, directly or through options, 5% or more of the stock of REMEC are not eligible to participate. Participants may elect to participate in the Purchase Plan by contributing up to a maximum of 15% of their compensation, or such lesser percentage as the Board may establish from time to time. The next enrollment date under the Plan is August 1, 1999 and the enrollment dates thereafter are the first trading day of the fiscal quarter thereafter (I.E., quarterly enrollment dates are the first trading day of August, November, February and
May), or such other dates as may be established by the Board from time to time. On the last trading day of each January, April, July and October, or such other dates as may be established by the Board from time to time, REMEC applies the funds in each participant's account to purchase the shares. The cost of each share purchased is 85% of the lower of the fair market value of Common Stock on
(i) the enrollment date or (ii) the purchase date (the last trading day of the fiscal quarter in which the enrollment date occurs). This allows participants a quarterly "look-back" period over which the price of their shares will be priced. No participant's right to acquire shares may accrue at a rate exceeding $25,000 of fair market value of Common Stock (determined as of the first trading day in an enrollment period) in any calendar year.

    The Board may administer the Purchase Plan or the Board may delegate its authority to a committee composed of not fewer than two outside directors and may delegate routine matters to management. The Board may amend or terminate the Purchase Plan at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the Plan in the event of a reorganization, recapitalization, stock split, or other similar event. However, amendments that would increase the number of shares reserved for purchase, or would otherwise require shareholder approval in order to comply with federal securities regulations, require shareholder approval. Shares available under the Purchase Plan may be either outstanding shares repurchased by REMEC or newly issued shares.

    As of March 30, 1999, approximately 1,800 employees of REMEC were eligible to participate in the Purchase Plan, and 646 employees were enrolled in the Purchase Plan. Since the number of shares purchased under the Plan by any employee and the purchase price thereof are determined by the level of voluntary contribution by such employee and the market price of the shares in effect from time to time, REMEC currently cannot determine the number of shares that may be purchased in the future by any eligible individual or group of individuals or the purchase price thereof.

    Without approval of the amendments to the Purchase Plan increasing the authorized number of shares by 600,000 shares, REMEC would be:

    - unable to allow future participation by employees in the Purchase Plan beyond the level of shares currently authorized

    - disadvantaged in its recruitment and retention of employees

    - less attractive to acquisition targets and their key executives and technology personnel REMEC desires to acquire to fulfill its growth strategy.

    See also "PROPOSAL TWO--Approval of Amendment to Equity Incentive Plan--Background" for a discussion of REMEC's growth strategy and reasons for approval of the amendments to the Incentive Plan and the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

    In general, participants will not have taxable income or loss under the Purchase Plan until they sell or otherwise dispose of shares acquired under the Purchase Plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased and
(ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. REMEC is not entitled to an income tax deduction if the holding periods are satisfied.

    If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. Such ordinary income is subject to information reporting requirements and may become subject to income and employment tax withholding. In addition, the participant will have taxable capital gain (or loss) measured by the difference between the sale price and the participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. REMEC is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

    Special rules apply to participants who are directors or officers.

    PLAN BENEFITS. The following table shows the "Dollar Value" and number of shares applicable to the Named Executive Officers and certain groups under the Employee Stock Purchase Plan during the year ended January 31, 1999. The "Dollar Value" is the difference between the fair market value of the Common Stock on the dates of purchase and the participant's purchase price.

                                 PLAN BENEFITS
                          EMPLOYEE STOCK PURCHASE PLAN

                                                             DOLLAR VALUE
                    NAME AND POSITION                             ($)        NUMBER OF SHARES
----------------------------------------------------------  ---------------  -----------------
Ronald E. Ragland.........................................   $      15,495            2,400
Chairman and Chief Executive Officer

Errol Ekaireb.............................................   $       9,316            2,032
President and Chief Operating Officer

Jack A. Giles.............................................   $      13,395            1,816
Executive Vice President

Joseph T. Lee.............................................               0                0
Executive Vice President

James Mongillo............................................               0                0
Senior Vice President

Executive Officers as a Group(18).........................   $      72,246           12,970

Non-Executive Director Group(1)...........................               0                0

Non-Executive Officer Employee Group......................   $   1,024,366          232,930

------------------------

(1) Members of the Board of Directors are ineligible to participate in these plans, unless they are also employees of REMEC.

PROPOSAL

    At the Annual Meeting, REMEC's shareholders will be asked to approve the amendments to the Employee Stock Purchase Plan to increase the number of shares available for issuance by 600,000.

REQUIRED VOTE

    Approval of the amendment to the Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power is represented.

RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE
                 AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has selected Ernst & Young LLP as independent public accountants to audit the financial statements of REMEC for the fiscal year to end January 31, 2000. Ernst & Young LLP has been engaged as REMEC's auditors since 1985. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Ernst & Young LLP also will be available to respond to questions raised during the meeting.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders of REMEC which are intended to be presented at REMEC's 2000 meeting of shareholders must be received by the Secretary of REMEC no later than January 3, 2000 in order to be included in the proxy soliciting material relating to that meeting.

                              1999 ANNUAL REPORTS

    REMEC's 1999 Annual Report, including audited financial statements for the fiscal years ending January 31, 1997, 1998 and 1999, are being forwarded to each person who is a shareholder of record as of April 16, 1999, together with this Proxy Statement.

    A copy of REMEC's 1999 Annual Report on Form 10-K is available without charge to those shareholders who would like more detailed information concerning REMEC. If you desire a copy of that document, please send a written request to Investor Relations, REMEC, Inc., 9404 Chesapeake Drive, San Diego, California 92123 (telephone: 619-560-1301).

                                 OTHER MATTERS

    REMEC knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS

San Diego, California
May 5, 1999

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                 REMEC, INC.
                                    PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoint(s) Ronald E. Ragland, Errol Ekaireb and Michael D. McDonald, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated below, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of REMEC, INC. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders to be held on June 4, 1999, and at any adjournments or postponements thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.



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

Please mark your votes as indicated in this example    /X/


Proposal 1. ELECTION OF DIRECTORS.

To elect as directors: Ronald E. Ragland, Errol Ekaireb, Jack A. Giles, Joseph T. Lee, Denny Morgan, Thomas A. Corcoran, William H. Gibbs, Andre R. Horn and Jeffrey M. Nash.

FOR All nominees listed (except as indicated below)   /  /

WITHHOLD AUTHORITY to vote (as to all nominees)    /  /

To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.


--------------------------------------------------------------------------------

Proposal 2. APPROVAL OF AMENDMENT TO EQUITY INCENTIVE PLAN

         FOR    /  /         AGAINST   /  /         ABSTAIN   /  /


Proposal 3. APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

         FOR    /  /         AGAINST   /  /         ABSTAIN   /  /

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND OTHER PROPOSALS LISTED ABOVE. The proxy holders in their discretion may cumulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

Signature(s)                                        Dated                 , 1999
            ---------------------------------------      -----------------

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.

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